Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031, hereby constitute and appoint Lawrence E. Kurzius, Michael R. Smith and Jeffery D. Schwartz, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 and any and all amendments, including post-effective amendments, to this registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and all other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lawrence E. Kurzius	Chairman, President, Chief Executive Officer and Director	September 25, 2020
Lawrence E. Kurzius
/s/ Michael R. Smith	Executive Vice President, Chief Financial Officer	September 25, 2020
Michael R. Smith
/s/ Christina M. McMullen	Vice President and Controller, Chief Accounting Officer	September 25, 2020
Christina M. McMullen

/s/ Anne L. Bramman	Director	September 25, 2020
Anne L. Bramman

/s/ Michael A. Conway	Director	September 25, 2020
Michael A. Conway

/s/ Freeman A. Hrabowski, III	Director	September 25, 2020
Freeman A. Hrabowski, III

/s/ Patricia Little	Director	September 25, 2020
Patricia Little

/s/ Michael D. Mangan	Director	September 25, 2020
Michael D. Mangan

/s/ Maritza G. Montiel	Director	September 25, 2020
Maritza G. Montiel

/s/ Margaret M.V. Preston	Director	September 25, 2020
Margaret M.V. Preston

/s/ Gary M. Rodkin	Director	September 25, 2020
Gary M. Rodkin

/s/ Jacques Tapiero	Director	September 25, 2020
Jacques Tapiero

/s/ W. Anthony Vernon	Director	September 25, 2020
W. Anthony Vernon